File No. 811-08957

               SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                           FORM N-2

           REGISTRATION STATEMENT UNDER THE INVESTMENT
           COMPANY ACT OF 1940                               [X]


           Amendment No. 3                                   [X]


         Stein Roe Floating Rate Limited Liability Company
         (Exact Name of Registrant as Specified in Charter)

                    One South Wacker Drive
                      Chicago, IL 60606
             (Address of Principal Executive Offices)

                        (800) 338-0593
         (Registrant's Telephone Number, Including Area Code)


  Kevin M. Carome                           Cameron S. Avery
  Executive Vice-President                  Bell, Boyd & Lloyd
  Stein Roe Floating Rate Limited         Three First National Plaza
  One Financial Center                      70 W. Madison Street, Suite 3300
  Boston, Massachusetts                     Chicago, Illinois 60602


             (Name and Address of Agents for Service)



                            EXPLANATORY NOTE


Throughout this Registration Statement, information concerning
Stein Roe Floating Rate Limited Liability Company (the
"Portfolio") is incorporated by reference from the Registration

Statements on Form N-2 of Liberty Floating Rate Fund (File No. 333-51466) and Liberty-Stein Roe Institutional Floating Rate Income Fund (File No. 333-51742) (under the Securities Act of 1933 (the "1933 Act")) (the "Filings") (CIK No. 0001068200 and 0001068202, respectively). The Filings contain the prospectuses and statements of additional information (each an "SAI") for Liberty Floating Rate Fund and Liberty-Stein Roe Institutional Floating Rate Fund(the "Feeder Funds"), which invest substantially all of their assets in the Portfolio.



This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940 (the "1940 Act"). However, interests in the Portfolio are not being filed under the 1933 Act because interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the 1933 Act.



                                PART A

Responses to Items 1, 2, 3.2, 4, 5, 6, and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 3.  FEE TABLE AND SYNOPSIS

Not applicable.

ITEM 8.  GENERAL DESCRIPTION OF THE REGISTRANT

 1) The Portfolio is a closed-end, non-diversified management investment company which was organized as a limited liability company under the laws of the State of Delaware on August 14, 1998. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" of the Portfolio within the meaning of the 1933 Act.


(2)-(4) Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and risk factors associated with investments in the Portfolio in the section entitled "Investment Objectives and Policies," "How the Portfolio Invests," "Principal Risks" and "Other Investment Practices" in each Feeder Fund prospectus.

(5) Investments in the Portfolio may not be transferred. However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in each Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" in each Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in each Feeder Fund SAI.



(6)  Not applicable.

ITEM 9.  MANAGEMENT

1(a) Board of Managers. The Board of Managers of the Portfolio has overall management responsibility for the Portfolio. Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in each Feeder Fund prospectus.


1(b) - (c) Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Fund" and "Organization and Description of Shares" in the Feeder Fund prospectus.



1(d) Liberty Funds Services, Inc ("LFS"), P.O. Box 1722, Boston, MA 02105, a wholly owned subsidiary of Liberty Financial Companies, Inc., acts as agent of the Portfolio for the transfer of shares, disbursement of dividends and maintenance of shareholder accounting records. Under a separate agreement, LFS also provides certain investors accounting services to the Portfolio.


1(e) Custodian. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02101, is the custodian of the Portfolio and has custody of the securities and cash of the Portfolio. The custodian, among other things, attends to the collection of principal and income and payment for and collection of proceeds of securities bought and sold by the Portfolio.


1(f) Expenses. The Portfolio is responsible for all of its expenses not expressly stated to be payable by the other party under the Portfolio Management Agreement, Accounting and Bookkeeping Agreement, and Investor Services Agreement.


1(g)  Not applicable.

(2)  Not applicable.


(3) Control Persons. The Registrant does not consider that it is directly or indirectly controlling, controlled by or under common control with other persons within the meaning of this Item.



ITEM 10. CAPITAL STOCK, LONG-TERM DEBT AND OTHER SECURITIES 1(a)-(f) Registrant incorporates by reference information concerning interests in the Portfolio from "Organization and Description of Shares" and "Master/Feeder Funds: Structure and Risk Factors" in each Feeder Fund prospectus. An interest in the Portfolio has no preemptive or conversion rights and is fully paid and non-assessable, except as set forth below. The Portfolio is not required to hold annual meetings of investors, and has no current intention to do so, but the Portfolio will hold special meetings of investors when, in the judgment of the Board, it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. An investors' meeting will be held upon the written, specific request to the Board of investors holding in the aggregate not less than 10% of the units in the Portfolio. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Board by a specified number of shareholders) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Board members. Investors also have the right to remove one or more Board members without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets available for distribution to investors (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the Agreement, the Portfolio is authorized to issue units. Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred. However, the Portfolio will, pursuant to Rule 23c-3 under the 1940 Act, make offers to repurchase at net asset value a portion of its interests. See "Periodic Repurchase Offers" in each Feeder Fund prospectus and "Investment Restrictions" and "Repurchase Offer Fundamental Policy" ineach Feeder Fund SAI. Subject to the Portfolio's investment restriction with respect to borrowings, the Portfolio may borrow money or issue debt obligations to finance its repurchase obligations. See "Investment Restrictions" in each Feeder Fund SAI.



The net income of the Portfolio shall consist of (i) all income accrued less the amortization of any premium on the assets of the Portfolio, less (ii) all actual and any accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Income includes discount earned (including both original issue, and by election, market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All of the net income of the Portfolio is allocated among the investors in accordance with their interests (unless another sharing method is required for federal income tax reasons, in accordance with the sharing method adopted by the Board).

(2) - (3)  Not applicable.

(4) It is intended that the assets, income and distributions of the Portfolio will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") for qualification as a regulated investment company ("RIC"), assuming the investor invested all of its assets in the Portfolio.

Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Distributions of net income and capital gain are to be made pro rata to investors in accordance with their investment in the Portfolio. For federal income tax purposes, however, income, gain, or loss may be allocated in a manner other than pro rata, if necessary to reflect gains or losses properly allocable to fewer than all investors as a result of contributions of securities or redemptions of portions of an investor's unrealized gain or loss in assets.

(5)  Not applicable.

(6)  Not applicable.



ITEM 11.  DEFAULTS AND ARREARS ON SENIOR SECURITIES
Not applicable.

ITEM 12.  LEGAL PROCEEDINGS
Not applicable.


ITEM 13.  TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
General Information and History...............................B-1
Investment Objective and Policies.............................B-1
Management....................................................B-1
Control Persons and Principal Holders of Securities...........B-1
Investment Advisory and Other Services .......................B-2
Brokerage Allocation and Other Practices......................B-2
Tax Status....................................................B-2
Financial Statements..........................................B-4




                              PART B



 .........Stein Roe Floating Rate Limited Liability Company
 .....Statement of Additional Information Dated January 1, 2001,



ITEM 14.  COVER PAGE
Not applicable.

ITEM 15.  TABLE OF CONTENTS
General Information and History...............................B-1
Investment Objective and Policies.............................B-1
Management....................................................B-1
Control Persons and Principal Holders of Securities...........B-1
Investment Advisory and Other Services .......................B-2
Brokerage Allocation and Other Practices......................B-2
Tax Status....................................................B-2
Financial Statements..........................................B-4

ITEM 16.  GENERAL INFORMATION AND HISTORY
Not applicable.

ITEM 17. INVESTMENT OBJECTIVE AND POLICIES Part A, Item 8 contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms in this Part B and not otherwise defined have the meanings given to them in Part A.


(1)-(3) Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Investment Policies," "Portfolio Investments and Strategies" and "Investment Restrictions" in each Feeder Fund SAI.


(4)  Not applicable.

ITEM 18.  MANAGEMENT

The Portfolio is organized as a Delaware limited liability company; therefore, it is required to have a board of managers rather than a board of trustees. The managers of the Portfolio are the same persons as the trustees of each Feeder Fund. Registrant incorporates by reference additional information concerning the management of the Portfolio from "Management" in each Feeder Fund SAI.


The following table sets forth compensation paid to the managers during the fiscal year ended August 31, 2000 and calendar year ended December 31, 1999:



-





                                                                                Total Compensation
                                                                                       From the Fund
                                                                                    Complex Paid to the
                                                                                     Trustees for the
                                                         Aggregate Compensation     Calendar Year Ended
                                                         From the Fund for the      December 31, 1999*
                                                       Fiscal Year Ended August
               Trustee                                          31, 2000

               Lindsay Cook                                         -0-                     -0-
               John A. Bacon Jr.                                 1,950                    $103,450
               William W. Boyd                                   2,050                      109,950
               Douglas A. Hacker                                 1,950                       93,950
               Janet Langford Kelly                              1,950                      103,450
               Charles R. Nelson                                 1,950                      108,050
               Thomas C. Theobald                                1,950                      103,450

          ------------

-----------

 *As of August 31, 2000, the Stein Roe Fund Complex consisted of the Registrant,
  Liberty Floating Rate Fund, Liberty-Stein Roe Institutional Floating Rate Income Fund, and the following open-end mutual funds: four series of Liberty-Stein Roe Funds Income Trust, four series of Liberty-Stein Roe Funds Municipal Trust, 12 series of Liberty-Stein Roe Funds Investment Trust, four series of Liberty-Stein Roe Advisor Trust, one series of Liberty-Stein Roe Funds Trust, 12 portfolios of SR&F Base Trust, and five series of SteinRoe Variable Investment Trust.

 .


ITEM 19.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


As of November 30, 2000, the only person known to own of record or "beneficially" 5% or more of the outstanding interests of the Portfolio within the definition of that term as contained in Rule 13d-3 under the Securities Exchange Act of 1934 were:

               Name and Address                 Approximate % of Outstanding
                                                         Shares Held

Liberty Floating Rate Fund                                  71.25
--------------------------
One Financial Center
--------------------
Boston, MA  02111

Liberty-Stein Roe Institutional Floating                    28.75
-----------------------------------------
Rate Fund
---------
One Financial Center
--------------------
Boston, MA 02111

ITEM 20.  INVESTMENT ADVISORY AND OTHER SERVICES


Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio and each Feeder Fund from "Investment Advisory and Other Services," "Distributor," "Transfer Agent," "Custodian" and "Independent Accountants" in each Feeder Fund SAI.


Bookkeeping and Accounting Agreement Pursuant to a separate agreement with Registrant, Stein Roe & Farnham Incorporated receives a fee for performing certain bookkeeping and accounting services. For these services, Stein Roe receives an annual fee of $25,000 plus .0025 of 1% of average net assets over $50 million. During the fiscal years ended August 31, 2000 and August31, 1999, Stein Roe received fees (in thousands) of $30 and $18, respectively, from Registrant for performing these services.


ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Transactions" in each Feeder Fund SAI.




ITEM 22.  TAX STATUS
The Portfolio is organized as a limited liability company under the laws of the State of Delaware. Under the anticipated method of the operation of the Portfolio, the Portfolio will not be subject to any federal income tax nor is it expected to have any Delaware income tax liability. However, each investor in the Portfolio will be taxed on its share (as determined in accordance with the governing instruments of the Portfolio) of the ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with an allocation method designed to satisfy the Code, and the regulations promulgated thereunder.


The Portfolio's taxable year end is August 31. Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.


It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the investor invests all of its assets in the Portfolio.

In order for an investment company investing in the Portfolio to qualify for federal income tax treatment as a regulated investment company, at least 90% of its gross income for a taxable year must be derived from qualifying income; i.e., dividends, interest, income derived from loans of securities, gains from the sale of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in stock, securities, or currencies. Any investment company investing in the Portfolio also will be required to distribute each year at least 90% of its investment company taxable income (in order to escape federal income tax on distributed amounts) and to meet certain tax diversification requirements. Because an investment company investing in the Portfolio may invest all of its assets in the Portfolio, the Portfolio must satisfy all of these tax requirements in order for such other investment companies to satisfy them.

The Portfolio will allocate at least annually to its shareholders its distributive share of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's taxable year on certain options and futures transactions that are required to be marked-to-market).

The Portfolio intends to distribute substantially all of its income including any net realized capital gains, and thereby be relieved of any federal income tax liability to the extent of such distributions. Because capital gain distributions reduce net asset value, if a shareholder purchases shares shortly before a record date he will, in effect, receive a return of a portion of his investment in such distribution. The distribution would nonetheless be taxable to him, even if the net asset value of shares were reduced below his cost. However, for federal income tax purposes, the shareholder's original cost would continue as his tax basis.



Interest on indebtedness incurred or continued by shareholders to purchase or carry shares of the Portfolio is not deductible for federal income tax purposes. Under rules applied by the Internal Revenue Service to determine whether borrowed funds are used for the purpose of purchasing or carrying particular assets, the purchase of shares may, depending upon the circumstances, be considered to have been made with borrowed funds even though the borrowed funds are not directly traceable to the purchase of shares.

The Portfolio expects that less than 100% of dividends will qualify for the deduction for dividends received by corporate shareholders.

To the extent the Portfolio invests in foreign securities, it may be subject to withholding and other taxes imposed by foreign countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. Investors may be entitled to claim U.S. foreign tax credits with respect to such taxes, subject to certain provisions and limitations contained in the Code. Specifically, if more than 50% of the Portfolio's total assets at the close of any fiscal year consist of stock or securities of foreign corporations, the Portfolio may file an election with the Internal Revenue Service pursuant to which shareholders of a Portfolio will be required to (1) include in ordinary gross income (in addition to taxable dividends actually received) their pro rata shares of foreign income taxes paid by the Portfolio even though not actually received, (2) treat such respective pro rata shares as foreign income taxes paid by them, and (3) deduct such pro rata shares in computing their taxable incomes, or, alternatively, use them as foreign tax credits, subject to applicable limitations, against their United States income taxes. Shareholders who do not itemize deductions for federal income tax purposes will not, however, be able to deduct their pro rata portion of foreign taxes paid by the Portfolio, although such shareholders will be required to include their share of such taxes in gross income. Shareholders who claim a foreign tax credit may be required to treat a portion of dividends received from the Portfolio as separate category income for purposes of computing the limitations on the foreign tax credit available to such shareholders. Tax-exempt shareholders will not ordinarily benefit from this election relating to foreign taxes. Each year, the Portfolio will notify shareholders of the amount of (1) each shareholder's pro rata share of foreign income taxes paid by the Portfolio and (2) the portion of dividends which represents income from each foreign country, if the Portfolio qualifies to pass along such credit.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations as well as the state, local, or foreign tax consequences of investing in the Portfolio.


ITEM 23.  FINANCIAL STATEMENTS

Please refer to the audited Financial Statements (investments as of August 31, 2000, statements of assets and liabilities as of August 31, 2000, statements of operations and statements of changes in net assets for the period ended August 31, 2000, and notes thereto) and reports of independent accountants, which are contained in the August 31, 2000 annual report of each Feeder Fund. The Financial Statements (but no other material from the report) are incorporated herein by reference. The report may be obtained at no charge by telephoning 800-338-0593.





                              PART C

                         OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS
(1) Financial Statements. The financial statements called for by this item are incorporated by reference in Part B and listed in
Item 23 hereof.

(2)  Exhibits. [Note:  As used herein, the term "Registration
Statement" refers to the Registration Statement of the Registrant on Form N-2 filed under the 1940 Act, File No. 811-08957.]

     (a)(1) Certificate of Formation of Registrant. (Exhibit
            (a)(1) to Amendment No. 1 to Registration
            Statement.)*
        (2) Limited Liability Company Agreement of Registrant.
            (Exhibit (a)(2) to Amendment No. 1 to Registration
            Statement.)*

     (b)(1)By-Laws of Registrant. (Exhibit (b) of Amendment No. 1 to Registration Statement.)*
     (b)(2) Amendment to Bylaws.
          (3) Amendment to Bylaws.

     (c) Not applicable.
     (d) Not applicable.
     (e) Not applicable.
     (f) Not applicable.

     (g) Portfolio Management Agreement between the Registrant and Stein Roe & Farnham Incorporated dated Nov. 20,
         1998 as amended through August 3,1999. (Exhibit to Amendment No. 2)*

     (h) Not applicable.
     (i) Not applicable.
     (j) Form of Custodian Agreement between Registrant and State Street Bank and Trust Company. (Exhibit (j) of Amendment No. 1 to Registration Statement.)*
     (k)(1) Investor Service Agreement between Registrant and SteinRoe Services Inc. dated Nov. 20, 1998. (Exhibit
            (k) of Amendment No. 1 to Registration Statement.)*

       (1)(a) Joinder and Release Agreement with respect to Investor Service
                                   Agreement.
        (2) Bookkeeping and Accounting Agreement between
            Registrant and Stein Roe & Farnham Incorporated dated
            August 3, 1999. (Exhibit to Amendment No. 2)*

     (l) Not applicable
     (m) Not applicable
     (n) Not applicable
     (o) Not applicable
     (p) Not applicable
     (q) Not applicable
     --------
     *Incorporated by reference.

ITEM 25.  MARKETING ARRANGEMENTS
Not applicable.

ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Not applicable.

ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH
REGISTRANT.

Registrant does not consider that it is directly or indirectly controlled by or under common control with other persons within the meaning of this item.

ITEM 28.  NUMBER OF HOLDERS OF SECURITIES
         Title of Class                Number of Record Holders

      Stein Roe Floating Rate

      Limited Liability Company                    2


ITEM 29.  INDEMNIFICATION
Reference is made to Article XIV of the Registrant's Limited Liability Company Agreement (Exhibit (a)(2)) with respect to indemnification of the managers and officers of Registrant against liabilities which may be incurred by them in such capacities.

Registrant, its managers and officers, its investment adviser, the other investment companies advised by Stein Roe & Farnham Incorporated, and persons affiliated with them are insured against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities that might be imposed as a result of such actions, suits or proceedings. Registrant will not pay any portion of the premiums for coverage under such insurance that would (1) protect any manager or officer against any liability to Registrant or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (2) protect its investment adviser or principal underwriter, if any, against any liability to Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its duties and obligations under its contract or agreement with the Registrant; for this purpose the Registrant will rely on an allocation of premiums determined by the insurance company.

Registrant expects that each of Liberty Floating Rate Fund and Liberty-Stein Roe Institutional Floating Rate Income Fund will invest substantially all of its assets in the Portfolio. In that connection, managers and officers of Registrant have signed the registration statement of each of those entities on behalf of the Portfolio insofar as those registration statements relate to the Portfolio, and those entities have agreed to indemnify Registrant and its managers and officers against certain liabilities which may be incurred by them.

ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISER


Stein Roe is a wholly owned subsidiary of Liberty Funds Group, LLC, which is a wholly owned subsidiary of Liberty Financial Services, Inc., (LFS) which is a wholly owned subsidiary of Liberty Financial Companies, Inc.(Liberty Financial), which is a majority owned subsidiary of Liberty Corporate Holdings, Inc., which is a wholly owned subsidiary of LFC Holdings, Inc., which is a wholly owned subsidiary of Liberty Mutual Insurance Company.


Stein Roe & Farnham Incorporated acts as investment adviser to individuals, trustees, pension and profit-sharing plans, charitable organizations, and other investors. In addition to Registrant, it also acts as investment adviser to other investment companies having different investment policies.

For a two-year business history of officers and directors of Stein Roe & Farnham Incorporated, please refer to its Form ADV and to the section of the Statement of Additional Information (Part B) entitled "Investment Advisory and Other Services. "


Certain directors and officers of Stein Roe also serve and have during the past two years served in various capacities as officers, directors, or trustees of LFS, of Colonial Management Associates, Inc. (which is a subsidiary of Liberty Financial Companies, Inc.), and of the Registrant and other investment companies managed by SteinRoe. (The listed entities are located at One South Wacker Drive, Chicago, Illinois 60606, except for LFS and Colonial Management Associates, Inc., which is located at One Financial Center, Boston, MA 02111, and SteinRoe Variable Investment Trust and Liberty Variable Investment Trust, which are located at Federal Reserve Plaza, Boston, MA 02210.) A list of such capacities is given below.


                                                POSITION FORMERLY
                                                    HELD WITHIN
                     CURRENT POSITION              PAST TWO YEARS
                    -------------------           --------------
LIBERTY FUNDS SERVICES
INC.
Stephen E. Gibson       Director
Joseph R. Palombo       Director
Kevin M. Carome         Director
Mary D. McKenzie        President
Christine Balzano      Senior Vice President
Nicholas S. Norton     Senior Vice President



COLONIAL MANAGEMENT ASSOCIATES, INC.
Kevin M. Carome       Senior Vice President
William M. Garrison   Vice President
Stephen E. Gibson     Chairman, President and
                                                         Chief Executive Officer
Loren A. Hansen       Senior Vice President
Clare M. Hounsell     Vice President
Deborah A. Jansen     Senior Vice President
North T. Jersild      Vice President
Joseph R. Palombo     Executive Vice President
Yvonne T. Shields     Vice President

SR&F BASE TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP                     VP; Secretary
Denise E. Chasmer     Vice President
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Michael T. Kennedy    Vice-President
Gail D. Knudsen       Vice President
Stephen F. Lockman    Vice-President
Mary D. McKenzie      Vice President
Jane M. Naeseth       Vice-President
Maureen G. Newman     Vice-President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee
Veronica M. Wallace   Vice-President

LIBERTY-STEIN ROE FUNDS INCOME TRUST; LIBERTY-STEIN ROE FUNDS
INSTITUTIONAL TRUST; AND LIBERTY-STEIN ROE FUNDS TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
Kevin M. Carome       Executive VP              VP;Secy.
Denise E. Chasmer     Vice President
Stephen E. Gibson     President
Loren A. Hansen       Executive Vice-President
Michael T. Kennedy    Vice-President
Gail D. Knudsen       Vice President
Stephen F. Lockman    Vice-President
Mary D. McKenzie      Vice President
Jane M. Naeseth       Vice-President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee

LIBERTY-STEIN ROE FUNDS INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
David P. Brady        Vice-President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP               VP; Sec; Asst. Secy.
Denise E. Chasmer     Vice President
William M. Garrison   Vice-President
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Gail D. Knudson       Vice President
Mary D. McKenzie      Vice President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee


LIBERTY-STEIN ROE ADVISOR TRUST
William D. Andrews    Executive Vice-President
David P. Brady        Vice-President
Christine Balzano     Vice President
Daniel K. Cantor      Vice-President
Kevin M. Carome       Executive VP;         VP;Sec; Asst. Secy.
Denise E. Chasmer     Vice President
Stephen E. Gibson     President
Erik P. Gustafson     Vice-President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice-President
Gail D. Knudson       Vice President
Michael T. Kennedy    Vice-President
Stephen F. Lockman    Vice-President
Mary D. McKenzie      Vice President
Maureen G. Newman     Vice-President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee

LIBERTY-STEIN ROE FUNDS MUNICIPAL TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
Kevin M. Carome       Executive VP        VP; Sec; Asst. Secy.
Denise E. Chasmer     Vice President
Stephen E. Gibson     President
Loren A. Hansen       Executive Vice-President
Brian M. Hartford     Vice-President
Gail D. Knudsen       Vice President
William C. Loring     Vice-President
Mary D. McKenzie      Vice President
Maureen G. Newman     Vice-President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee
Veronica M. Wallace   Vice-President


STEINROE VARIABLE INVESTMENT TRUST
William D. Andrews    Executive Vice-President
Christine Balzano     Vice President
Kevin M. Carome       Executive VP         VP; Sec; Asst. Secy.
Denise E. Chasmer     Vice President
William M. Garrison   Vice President
Stephen E. Gibson     President
Erik P. Gustafson     Vice President
Loren A. Hansen       Executive Vice-President
Harvey B. Hirschhorn  Vice President
Michael T. Kennedy    Vice President
Gail D. Knudsen       Vice President
Mary D. McKenzie      Vice President
Jane M. Naeseth       Vice President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee
William M. Wadden IV  Vice President

LIBERTY FLOATING RATE FUND; LIBERTY-STEIN ROE
INSTITUTIONAL FLOATING RATE INCOME FUND, STEIN ROE FLOATING RATE
LIMITED LIABILITY COMPANY
William D. Andrews    Executive Vice-President
Kevin M. Carome       Executive VP        VP;Sec; Asst. Secy.
Christine Balzano     Vice President
Denise E. Chasmer     Vice President
Stephen E. Gibson     President
Brian W. Good         Vice-President
James R. Fellows      Vice-President
Loren A. Hansen       Executive Vice-President
Gail D. Knudsen       Vice President
Mary D. McKenzie      Vice President
Nicholas S. Norton    Vice President
Joseph R. Palombo     Trustee

LIBERTY VARIABLE INVESTMENT TRUST
Kevin M. Carome       Vice President


ITEM 31. LOCATION OF ACCOUNTS AND RECORDS Registrant maintains the records required to be maintained by it under Rules 31a-1(a), 31a-1(b), and 31a-2(a) under the Investment Company Act of 1940 at its principal executive offices at One South Wacker Drive, Chicago, Illinois 60606. Certain records, including records relating to Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main office of Registrant's transfer agent or custodian.


ITEM 32.  MANAGEMENT SERVICES
Not applicable

ITEM 33.  UNDERTAKINGS
Not applicable


                               SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 26th day of December, 2000.


                              STEIN ROE FLOATING RATE LIMITED
                              LIABILITY COMPANY

                              By:  STEPHEN E. GIBSON
                                   Stephen E. Gibson
                                  President


           INDEX OF EXHIBITS FILED WITH THIS AMENDMENT


Exhibit
Number     Exhibit
------------------------------------------------------------
b(2)   Amendment to By-Laws
b(3)   Amendment to By-Laws
l(a)   Joinder and Release Agreement with respect to Investor Service Agreement.